Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following presents unaudited pro forma combined historical consolidated financial statements of FNF and FGL, adjusted to give effect to the merger.

The unaudited pro forma combined balance sheet which we refer to as the pro forma balance sheet, combines the unaudited historical consolidated balance sheet of FNF and the unaudited historical consolidated balance sheet of FGL as of March 31, 2020, giving effect to the merger as if it had been consummated on March 31, 2020.

The unaudited pro forma combined statement of earnings, which we refer to as the pro forma statement of earnings, for the quarter ended March 31, 2020 combines the FNF unaudited consolidated statement of earnings and the FGL unaudited consolidated statement of operations for the quarter ended March 31, 2020. This gives effect to the merger as if it had been consummated on January 1, 2019.

We refer to the unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of earnings as the pro forma financial statements.

The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with the following respective historical consolidated financial statements and accompanying notes of FNF and FGL for the applicable periods, which are incorporated by reference in this Current Report on Form 8-K:

•	FNF’s unaudited consolidated financial statements and the notes thereto contained in FNF’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the audited consolidated financial statements and the notes thereto contained in FNF’s Annual Report on Form 10-K for the year ended December 31, 2019, and
•	FGL’s unaudited consolidated financial statements and the notes thereto contained in FGL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and the audited consolidated financial statements and the notes thereto contained in FGL’s Annual Report on Form 10-K for the year ended December 31, 2019.

The pro forma financial statements have been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information for illustrative and informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of earnings actually would have been had the merger been completed as of the dates indicated. The accompanying unaudited pro forma combined statement of earnings does not include any adjustments to reflect expected revenue synergies, expected cost savings or restructuring actions that may be achievable or the impact of any non-recurring activity or one-time transaction related costs. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The pro forma financial statements have been prepared using the acquisition method of accounting under U.S. Generally Accepted Accounting Principles, “U.S. GAAP,” with FNF being the accounting acquirer in the merger. The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the future results of earnings and financial position of the combined company. As a result of displaying amounts in millions, rounding differences may exist in the tables in this section.

The pro forma adjustments include the following:

Reclassifications: Certain financial information of FGL, as presented in its historical consolidated financial statements, has been reclassified to conform to the historical presentation in FNF’s consolidated financial statements, for purposes of preparing the unaudited pro forma combined financial statements. Refer to Note 4 of the unaudited pro forma combined financial statements for an explanation of these reclassifications.

Financing Adjustments: Borrowings under new debt facilities will fund part of the cash consideration of the merger.

Acquisition Adjustments: The unaudited historical consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of earnings, expected to have a continuing impact on the consolidated results. Prior to the consummation of the merger transaction, FNF was a 7.6% common shareholder and the Series B preferred shareholder in FGL. The unaudited historical consolidated financial information has been adjusted to remove from FNF the effect of the amounts previously recorded as an investment in FGL.

Unaudited Pro Forma Combined Balance Sheet (as of March 31, 2020)

	Historical
($ in millions)	Fidelity National Financial, Inc.	FGL Holdings as Reclassified	Financing Adjustments	Notes		Acquisition Adjustments	Notes	Pro Forma Combined
ASSETS		Note 4
Investments:
Fixed maturities, available for sale, at fair value	$2,057	$21,140	$-			$-		$23,197
Preferred securities, at fair value	304	-	-			-		304
Equity securities, at fair value	628	915	-			(108)	7 (C)	1,435
Derivative investments	-	188	-			-		188
Investments in unconsolidated entities	148	1,115	-			-		1,263
Other long-term investments	93	2,195	-			(36)	7(D),7(E)	2,252
Short-term investments	1,258	-	-			-		1,258
Total Investments	4,488	25,553	-			(144)		29,897
Cash and cash equivalents	890	776	1,005	7	(A)	(1,910)	7 (F)	761
Trade and notes receivable, net	322	-	-			-		322
Funds withheld for insurance receivable, at fair value	-	2,050	-			-		2,050
Reinsurance recoverable	-	3,186	-			-		3,186
Goodwill	2,726	467	-			1,102	7 (G)	4,295
Prepaid expenses and other assets	397	336	-			-		733
Lease assets	406	9	-			-		415
Other intangible assets, net	396	2,054	-			1,445	7 (H),7(I),7(J)	3,895
Title plants	404	-	-			-		404
Property, plant and equipment, net	175	19	-			-		194
Income tax receivable	-	23	-			(23)	7 (K)	-
Deferred tax asset	-	264	-			(264)	7 (L)	-
Total assets	$10,204	$34,737	$1,005			$205		$46,151

LIABILITIES AND EQUITY
Liabilities
Contractholder funds	$-	$26,226	$-			$(353)	7 (M)	$25,873
Future policy benefits	-	5,658	-			496	7 (M)	6,154
Liability for policy and contract claims	-	73	-			-		73
Funds withheld for reinsurance liabilities	-	821	-			-		821
Accounts payable and other accrued liabilities	864	761	-			(156)	7(N), 7(O)	1,470
Income tax payable	53	-	-			(32)	7 (K)	21
Notes payable	839	543	1,005	7	(B)	(6)	7 (P)	2,381
Reserve for title claim losses	1,518	-	-			-		1,518
Secured trust deposits	826	174	-			-		1,000
Lease liabilities	439	9	-			-		448
Deferred tax liability	205	-	-			55	7 (L)	260
Total liabilities	4,744	34,265	1,005			4		40,018

Commitments and contingencies:
Redeemable non-controlling interest by 21% minority holder of ServiceLink Holdings, LLC	344	-	-			-		344

Equity:
Common stock, $.0001 par value	-	-	-			-		-
Preferred stock, $.0001 par value	-	-	-			-		-
Additional paid-in capital	4,592	2,041	-			(1,168)	7 (Q)	5,465
Retained earnings	1,204	(72)	-			89	7 (Q)	1,221
Accumulated other comprehensive earnings (loss)	28	(1,428)	-			1,428	7 (Q)	28
Less: Treasury stock as of March 31, 2020	(692)	(69)	-			(148)	7 (Q)	(909)
Total Fidelity National Financial, Inc. shareholders' equity	5,132	472	-			201		5,805
Non-controlling interests	(16)	-	-			-		(16)
Total equity	5,116	472	-			201		5,789
Total liabilities and equity	$10,204	$34,737	$1,005			$205		$46,151

See the accompanying notes to the unaudited combined pro forma financial statements.

Unaudited Pro Forma Combined Statement of Earnings (for the quarter ended March 31, 2020)

	Historical
($ in millions)	Fidelity National Financial, Inc.		FGL Holdings as Reclassified	Financing Adjustments	Notes		Acquisition Adjustments	Notes		Pro Forma Combined
			Note 4
Revenues
Direct title insurance premiums	$546		$-	$-			$-			$546
Agency title insurance premiums	732		-	-			-			732
Escrow, title-related and other fees	601		-	-			(2)	8	(C)	600
Life insurance premiums and other fees	-		40	-			(13)	8	(D)	27
Interest and investment income	53		317	-			63	8	(E),8(F)	433
Realized gains and losses, net	(320)		(692)	-			136	8	(G)	(876)
Total revenues	1,612		(335)	-			184			1,461
Expenses
Benefits and other changes in policy reserves	-		(41)	-			-			(41)
Personnel costs	614		21	-			(1)	8	(H)	634
Agent commissions	560		-	-			-			560
Policy acquisition costs, net of deferrals	-		9	-			-			9
Other operating expenses	411		65	-			13	8	(I),8(J)	489
Depreciation and amortization	43		(60)	-			136	8	(K)	119
Provision for title claim losses	58		-	-			-			58
Interest expense	12		8	10	8	(A)	2	8	(L)	32
Total expenses	1,698		2	10			150			1,860
Earnings before income taxes and equity in earnings of unconsolidated affiliates	(86)		(337)	(10)			34			(399)
Income tax expense (benefit)	(28)		1	(2)	8	(B)	6	8	(B)	(23)
Earnings before equity in earnings of unconsolidated affiliates	(58	)_	(338)	(8)			28			(376)
Equity in earnings of unconsolidated affiliates	1		-	-			-			1
Net earnings	(57)		(338)	(8)			28			(375)
Less: net earnings attributable to non-controlling interests	4		-	-			-			4
Net earnings attributable to Fidelity National Financial, Inc. shareholders	$(61)		$(338)	$(8)			$28			$(379)

See the accompanying notes to the unaudited combined pro forma financial statements.

Unaudited Pro Forma Combined Statement of Earnings (for the year ended December 31, 2019)

	Historical
($ in millions)	Fidelity National Financial, Inc.	FGL Holdings as Reclassified	Financing Adjustments	Notes		Acquisition Adjustments	Notes	Pro Forma Combined
		Note 4
Revenues
Direct title insurance premiums	$2,381	$-	$-			$-		$2,381
Agency title insurance premiums	2,961	-	-			-		2,961
Escrow, title-related and other fees	2,584	-	-			(3)	8(C)	2,581
Life insurance premiums and other fees	-	210	-			(14)	8(D)	196
Interest and investment income	225	1,229	-			267	8(E),8(F)	1,721
Realized gains and losses, net	318	674	-			(79)	8(G)	913
Total revenues	8,469	2,113	-			172		10,754

Expenses
Benefits and other changes in policy reserves	-	1,057	-			-		1,057
Personnel costs	2,696	76	-			3	8(H)	2,775
Agent commissions	2,258	-	-			-		2,258
Policy acquisition costs, net of deferrals	-	121	-			-		121
Other operating expenses	1,681	124	-			6	8(I),8(J)	1,811
Depreciation and amortization	178	135	-			110	8(K)	423
Provision for title claim losses	240	-	-			-		240
Interest expense	47	32	40	8	(A)	7	8(L)	126
Total expenses	7,100	1,545	40			125		8,810

Earnings before income taxes and equity in earnings of unconsolidated affiliates	1,369	568	(40)			47		1,944
Income tax expense	308	61	(9)	8	(B)	(37)	8(B)	322
Earnings before equity in earnings of unconsolidated affiliates	1,061	507	(31)			84		1,621
Equity in earnings of unconsolidated affiliates	15	-	-			-		15
Net earnings	1,076	507	(31)			84		1,636
Less: net earnings attributable to non-controlling interests	14	-	-			-		14
Net earnings attributable to Fidelity National Financial, Inc. shareholders	$1,062	$507	$(31)			$84		$1,622

See the accompanying notes to the unaudited combined pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Description of the Merger

On June 1, 2020, FNF, Merger Sub I merged with and into FGL (the “first merger”) with FGL surviving the first merger (the “Surviving Company”) and the Surviving Company subsequently merging with and into Merger Sub II (the “second merger” and together, with the First merger, the “mergers”), with Merger Sub II surviving the second merger as a wholly owned subsidiary of FNF.

At the effective time of the first merger, each FGL ordinary share (other than those owned by FGL, FNF, the Merger Subs or any other subsidiary thereof and shares in respect of which dissenters’ rights were properly exercised) was cancelled and converted automatically into the right to receive (i) $12.50 in cash (the “cash consideration”) or (ii) 0.2558 shares (the “exchange ratio”) of FNF common stock, at the election of the holder of such FGL ordinary share, subject to the allocation and proration provisions of the merger agreement (such consideration the “stock consideration”, together with cash consideration the “merger consideration”) and the aggregate amount of cash consideration of $1,472 million.

All outstanding FGL warrants were converted into the right to purchase and receive, upon exercise the weighted average mix of merger consideration. Pursuant to the terms of the warrant agreement, for a period of 30 days following the public announcement of the consummation of the merger, the current exercise price of the warrants of $11.50 will be adjusted to an amount equal to (x) the volume weighted average price of the FGL ordinary shares for the ten trading days ending on the trading day prior to closing date, minus (y) the Black-Scholes value of the warrant. The volume weighted average price of the FGL ordinary shares for the ten trading days ending on the trading day prior to closing date is $9.40 and the Black-Scholes value of each warrant is $1.72, resulting in an assumed adjusted exercise price of $7.68.

As a result of the merger, all ordinary shares held by FNF and subsidiaries were converted into the right to receive the stock consideration.

Each Series B Cumulative Preferred Share, all of which were held by FNF and subsidiaries, were converted into the right to receive the number of shares of FNF Common Stock that is equal to (i) the Liquidation Preference (as defined in the merger agreement) divided by (ii) the Reference Parent Common Stock Price (as defined in the merger agreement).

FNF purchased all Series A preferred shares for an amount equal to the Liquidation Preference in cash immediately prior to the consummation of the merger, in accordance with the Series A Preferred Share Purchase Agreement. Series A preferred shares were canceled and cease to exist, with no payment or distribution made with respect thereto.

2. Basis of presentation

The accompanying pro forma financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are based on the unaudited historical financial information of FNF and FGL. The unaudited historical consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of earnings, expected to have a continuing impact on the consolidated results.

U.S. GAAP requires that one of the two companies in the merger be designated as the acquirer for accounting purposes based on the evidence available. In identifying FNF as the acquiring entity for accounting purposes, the companies took into account the voting rights of all equity instruments, the intended corporate governance structure of the combined company, and the size of each of the companies. In assessing the size of each of the companies, the companies evaluated various metrics, including, but not limited to: assets, revenue, operating income, EBITDA, adjusted EBITDA, market capitalization and enterprise value. No single factor was the sole determinant in the overall conclusion that FNF is the acquirer for accounting purposes; rather, all factors were considered in arriving at the conclusion. Under ASC 805, FNF, as the accounting acquirer, will account for the merger by using FNF’s historical information and accounting policies and adding the assets and liabilities of FGL as of the closing date at their respective fair values.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The allocation of the consideration in these pro forma financial statements, including the fair value of FGL common and preferred shares owned by FNF prior to the merger is approximately $2,694 million, which is inclusive of approximately $2 million related to FGL equity-based awards and $18 million related to FGL warrants. This amount is based on approximately 25 million shares of common stock, exclusive of converted FGL equity-based awards and FGL warrants, that FNF issued to holders of FGL common stock in connection with the merger, the number of shares of FGL common stock outstanding as of June 1, 2020, and the FGL exchange ratio of 0.2558 provided in the merger agreement. The consideration has been prepared based on the intraday share price of FNF common stock on June 1, 2020, equal to $32.00 per share.

At this preliminary stage, the estimated identifiable finite lived intangible assets include Value of Business Acquired (“VOBA”), Value of the Distribution Network Acquired (“VODA”) and the FGL trade name. The estimated identifiable indefinite lived intangible asset relates to state insurance licenses acquired, which is not amortized but will be subject to periodic impairment testing and is subject to the same risks and uncertainties noted for the identifiable finite lived intangible assets. In addition, life reserves represent the estimated fair value of FGL’s contract holder funds, future policy benefits and liability for policy and contract claims. Goodwill represents the excess of the estimated purchase price over the estimated fair value of FGL’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets, and will not be amortized, but will be subject to periodic impairment testing.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. Total combination related transaction costs in connection with the merger are estimated to be approximately $97 million. As there is no continuing impact, the impact of these costs is not included in the pro forma statement of operations. These anticipated combination related transaction costs are reflected in the unaudited pro forma condensed combined balance sheet as a reduction to cash and retained earnings for transaction costs incurred by FNF. Approximately $8 million of transaction costs in connection with the merger were incurred in combination by FNF and FGL during the quarter ended March 31, 2020. Approximately $9 million of transaction costs in connection with the merger were incurred in combination by FNF and FGL during the year ended December 31, 2019.

Further, the pro forma financial statements do not reflect the following items:

•	Restructuring or integration activities that have yet to be determined or transaction or other costs following the merger that are not expected to have a continuing impact on the business of the combined company; and

•	The impact of possible cost or growth synergies expected to be achieved by the combined company, as no assurance can be made that such cost or growth synergies will be achieved.

3. Accounting policies

The pro forma financial statements do not assume any differences in accounting policies. Further review of FGL’s detailed accounting policies following the consummation of the combination may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company.

4. Reclassifications

Certain reclassification adjustments have been made to the historical presentation of FGL financial information in order to conform to a combined FNF balance sheet.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FGL Unaudited Reclassified Balance Sheet (as of March 31, 2020)
($ in millions)	FGL Before Reclassification	Reclassification	Notes	FGL as Reclassified
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$21,140	$-		$21,140
Preferred securities, at fair value	-	-		-
Equity securities, at fair value	915	-		915
Derivative investments	188	-		188
Mortgage loans	1,769	(1,769)	(A)	-
Other invested assets	1,491	(1,491)	(A), (B)	-
Investments in unconsolidated entities	-	1,115	(B), (D)	1,115
Other long-term investments	-	2,195	(A)	2,195
Short-term investments	-	-		-
Total Investments-	25,503	50		25,553
Cash and cash equivalents	776	-		776
Trade and notes receivable, net	-	-		-
Accrued investment income	251	(251)	(C)	-
Funds withheld for insurance receivable, at fair value	2,050	-		2,050
Reinsurance recoverable	3,186	-		3,186
Goodwill	467	-		467
Prepaid expenses and other assets	-	336	(C), (D)	336
Lease assets	-	9	(D)	9
Other intangible assets, net	2,029	25	(D)	2,054
Title plants	-	-		-
Property, plant and equipment, net	-	19	(D)	19
Income tax receivable	-	23	(D)	23
Deferred tax assets, net	264	-		264
Other assets	211	(211)	(D)	-
Total assets	$34,737	$-		$34,737

LIABILITIES AND EQUITY
Liabilities
Contract holder funds	26,226	-		26,226
Future policy benefits	5,658	-		5,658
Liability for policy and contract claims	73	-		73
Funds withheld for reinsurance liabilities	821	-		821
Accounts payable and other accrued liabilities	-	761	(E)	761
Income tax payable	-	-		-
Debt	543	(543)	(F)	-
Notes payable	-	543	(F)	543
Reserve for title claim losses	-	-		-
Secured trust deposits	-	174	(E)	174
Lease liabilities	-	9	(E)	9
Deferred tax liability	-	-		-
Other liabilities	944	(944)	(E)	-
Total liabilities	$34,265	$-		$34,265

Commitments and contingencies:
Redeemable non-controlling interest	-	-		-

Equity:
Common stock	-	-		-
Preferred stock	-	-		-
Additional paid-in capital	2,041	-		2,041
Retained earnings	(72)	-		(72)
Accumulated other comprehensive earnings (loss)	(1,428)	-		(1,428)
Less: Treasury stock as of March 31, 2020	(69)	-		(69)
Total shareholders' equity	$472	$-		$472
Non-controlling interests	-	-		-
Total equity	$472	$-		$472
Total liabilities and equity	$34,737	$-		$34,737

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(A)	Adjustment to reclassify “Mortgage loans” and $426 million of “Other invested assets” (excluding investments in affiliates) to “Other long-term investments”.
(B)	Adjustment to reclassify $1,065 million of limited partner investment, included within “Other invested assets”, to “Investments in unconsolidated entities”.
(C)	Adjustment to reclassify "Accrued investment income” to “Prepaid expenses and other assets”.
(D)	Adjustment to reclassify “Other assets” to $50 million of “Investments in unconsolidated entities”, $85 million of “Prepaid expenses and other assets”, $9 million of “Lease assets”, $25 million of “Other intangible assets, net”, $19 million of “Property, plant and equipment, net” and $23 million of “Income tax receivable”.
(E)	Adjustment to reclassify “Other liabilities” to $174 million of “Secured trust deposits”, $761 million to “Accounts payable and other accrued liabilities”, and $9 million to “Lease liabilities”.
(F)	Adjustment to reclassify “Debt” to “Notes payable”.

FGL Unaudited Reclassified Statement of Earnings (for the quarter ended March 31, 2020)

($ in millions)	FGL Before Reclassification	Reclassifications	Notes	FGL as Reclassified
Revenues
Premiums	$10	$(10)	(A)	$-
Direct title insurance premiums	-	-		-
Agency title insurance premiums	-	-		-
Escrow, title-related and other fees	-	-		-
Life insurance premiums and other fees	-	40	(A)	40
Net investment income	317	(317)	(B)	-
Interest and investment income	-	317	(B)	317
Net investment gains (losses)	(692)	692	(C)	-
Realized gains and losses, net	-	(692)	(C)	(692)
Insurance and investment product fees and other	30	(30)	(A)	-
Total revenues	(335)	-		(335)

Expenses
Benefits and other changes in policy reserves	(41)	-		(41)
Acquisition and operating expenses, net of deferrals	96	(96)	(D)	-
Personnel costs	-	21	(D)	21
Agent commissions	-	-		-
Policy acquisition costs, net of deferrals	-	9	(D)	9
Amortization of intangibles	(61)	61	(E)	-
Other operating expenses	-	65	(D)	65
Depreciation and amortization	-	(60)	(D), (E)	(60)
Provision for title claim losses	-	-		-
Interest expense	8	-		8
Total expenses	2	-		2
Earnings before income taxes and equity in earnings of unconsolidated affiliates	(337)	-		(337)
Income tax expense	1	-		1
Earnings before equity in earnings of unconsolidated affiliates	(338)	-		(338)
Equity in earnings of unconsolidated affiliates	-	-		-
Net earnings	(338)	-		(338)
Less: net earnings attributable to non-controlling interests	-	-		-
Net earnings attributable to FGL shareholders	$(338)	$-		$(338)

FGL Unaudited Reclassified Statement of Earnings (for the year ended December 31, 2019)

($ in millions)	FGL Before Reclassification	Reclassifications	Notes	FGL as Reclassified
Revenues
Premiums	$40	$(40)	(A)	$-
Direct title insurance premiums	-	-		-
Agency title insurance premiums	-	-		-
Escrow, title-related and other fees	-	-		-
Life insurance premiums and other fees	-	210	(A)	210
Net investment income	1,229	(1,229)	(B)	-
Interest and investment income	-	1,229	(B)	1,229
Net investment gains (losses)	674	(674)	(C)	-
Realized gains and losses, net	-	674	(C)	674
Insurance and investment product fees and other	170	(170)	(A)	-
Total revenues	2,113	-		2,113

Expenses
Benefits and other changes in policy reserves	1,057	-		1,057
Acquisition and operating expenses, net of deferrals	330	(330)	(D)	-
Personnel costs	-	76	(D)	76
Agent commissions	-	-		-
Policy acquisition costs, net of deferrals	-	121	(D)	121
Amortization of intangibles	126	(126)	(E)	-
Other operating expenses	-	124	(D)	124
Depreciation and amortization	-	135	(D), (E)	135
Provision for title claim losses	-	-		-
Interest expense	32	-		32
Total expenses	1,545	-		1,545
Earnings before income taxes and equity in earnings of unconsolidated affiliates	568	-		568
Income tax expense	61	-		61
Earnings before equity in earnings of unconsolidated affiliates	507	-		507
Equity in earnings of unconsolidated affiliates	-	-		-
Net earnings	507	-		507
Less: net earnings attributable to non-controlling interests	-	-		-
Net earnings attributable to FGL shareholders	$507	$-		$507

(A)	Adjustment to combine “Premiums” and “Insurance and investment product fees and other” to a single line “Life insurance premiums and other fees”.
(B)	Adjustment to reclassify the balance of “Net investment income” to “Interest and investment income”.
(C)	Adjustment to reclassify the balance of “Net investment gains (losses) to “Realized gains and losses, net”.
(D)	Adjustment to disaggregate “Acquisition of operating expenses, net of deferrals” to “Personnel costs”, “Policy acquisition costs, net of deferrals”, “Depreciation and amortization”, and “Other operating expenses”.
(E)	Adjustment to reclassify the balance of “Amortization of intangibles” to “Depreciation and amortization”.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

5. Consideration

The consideration, excluding the fair value of FGL common and preferred shares owned by FNF prior to the merger, is calculated as follows:

($ and number of shares in millions, except cash consideration price and intraday share price)

Cash election shares (Common Stock)
Cash election shares	117.8
Cash consideration price	$12.50
Estimated consideration transferred for cash election common shares	$1,471.9

Stock election shares (Common Stock)
FGL common shares outstanding (net of treasury shares) as of June 1, 2020	197.6
Less: Cash election shares	117.8
Stock election shares	79.8
FNF exchange ratio	0.2558
FNF common shares issued in exchange	20.4
FNF intraday share price on June 1, 2020	$32.00
Estimated consideration transferred for FGL common stock	$653.5

Warrants
FGL warrants outstanding as of June 1, 2020	5.5

FNF exchange ratio (35% of the FGL exchange ratio 0.2558)	0.0895
FNF common shares issued in exchange	0.5
FNF intraday share price on June 1, 2020	$32.00
Estimated stock consideration transferred for FGL warrants	$15.8
Cash consideration per FGL warrant (65% of cash consideration price $12.50)	$8.13
Estimated cash consideration transferred for FGL warrants	$44.8
Less: Weighted average exercise price per FGL warrant	$7.68
Estimated proceeds from exercise of FGL warrants	$42.3
Estimated net consideration transferred for FGL warrants	$18.2

Preferred (Series A)
FGL Preferred (Series A) shares outstanding as of June 1, 2020	0.331
Liquidation Preference	1,000
Estimated consideration transferred for FGL Preferred (Series A) stock	$331.2

Stock-Based Awards
Restricted stock rights	$1.2
Fair value of vested stock options - converted	$1.1
Total for stock-based compensation	$2.3

Estimate of consideration expected to be transferred	$2,477.2

As a result of the merger, each share of FGL common stock had the right to receive either (i) $12.50 in cash consideration or (ii) 0.2558 shares of FNF common stock (“stock consideration”), at the election of the holder of such FGL ordinary share, subject to the allocation and proration provisions of the merger agreement.

FGL had 5.5 million outstanding warrants that became exercisable for the weighted average mix of merger consideration, which is 65% cash consideration and 35% stock consideration, resulting in each FGL warrant to purchase an FGL ordinary share becoming exercisable for (i) $8.13 in cash and (ii) 0.0895 shares of FNF stock. Based on FNF’s intraday stock price on June 1, 2020, we have assumed the value of the consideration for each warrant is equal to $9.40 and, as described above, we have assumed that the adjusted exercise price is $7.68. We have therefore assumed that all of the warrants will be exercised for a total consideration of $45 million in cash and $16 million of shares in FNF stock (based on FNF’s intraday stock price on June 1, 2020), net of the total exercise proceeds of $42 million (at the assumed adjusted exercise price of $7.68 per warrant).

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The fair value of share-based compensation awards relates to restricted stock awards that accelerated to vest and were converted to the right to receive merger consideration (as defined in the merger agreement), and certain FGL options that were replaced with FNF options. The fair value of the FNF options and restricted stock awards attributable to pre-combination service is recognized as part of the purchase consideration transferred.

Participants have FGL options that vest either solely based on time, based on time and the achievement of certain stock price metrics, or based on time and the achievement of certain Return on Equity metrics. As a result of the merger, FGL stock options that were already vested and certain unvested FGL options, are converted to FNF options that vest solely based on time, which otherwise will be governed under the same terms and conditions that were applicable immediately prior to the merger.

FGL options that vest due to performance vesting conditions tied to the achievement of FGL stock price goals became time-based options and were converted to FNF options at the merger date based upon the achievement of a per Company Ordinary Share price goal set forth in the FGL option agreement, as determined based on the stock price of $12.50. Any stock price based option with a stock price goal greater than $12.50 was forfeited upon the merger.

FGL options that vested based on Return on Equity metrics became time-based options and were converted to FNF options as if all metrics were met at 100% performance. As a result of the merger, each time-based FGL option granted prior to January 1, 2020, which is inclusive of all FGL options granted to current employees, was credited as though the holder had served a number of days in the applicable vesting period that is equal to two (2) times the number of days that have elapsed between the grant date of such FGL Stock Option and merger date. In effect, certain unvested FGL options that would have been considered unvested immediately prior to the merger date were considered vested at the merger date and converted to FNF options. Furthermore, the vesting date for the remaining unvested FGL options was moved to an earlier date calculated from the original vesting date less the difference between the grant date and the merger date. In effect, unvested FGL options that did not get accelerated at closing will convert to FNF options and vest at an earlier date.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

6. Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents an initial allocation of the preliminary consideration to FGL’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of March 31, 2020:

($ in millions)
	FGL as Reclassified	Fair Value Adjustment	Fair Value	Goodwill Calculation	Notes
Estimated consideration transferred			$2,477		5
Fair value of FGL common and preferred shares owned by FNF			217
Total value to allocate				$2,694	7(G)

Total investments	$25,553	$23	$25,576		7(E)
Cash and cash equivalents	735	-	735
Funds withheld for insurance receivable, at fair value	2,050	-	2,050
Reinsurance recoverable	3,186	-	3,186
Prepaid expenses and other assets	336	-	336
Lease assets	9	-	9
Other intangible assets, net	2,054	1,445	3,499		7(H), 7(I)
Property, plant and equipment, net	19	-	19
Income tax receivable	27	-	27
Deferred tax asset	264	(329)	(65)		7(L)
Total assets (excluding goodwill)	$34,233	$1,138	$35,372

Contractholder funds	26,226	$(353)	$25,873		7(M)
Future policy benefits	5,658	496	6,154		7(M)
Liability for policy and contract claims	73	-	73
Funds withheld for reinsurance liabilities	821	-	821
Accounts payable and other accrued liabilities	761	(156)	606		7(N)
Notes payable	543	(6)	537		7(P)
Secured trust deposits	174	-	174
Lease liabilities	9	-	9
Deferred tax liability	-	-	-		7(L)
Total liabilities	$34,265	$(19)	$34,247

Fair value of net assets (excluding goodwill)				$1,125

FNF goodwill attributable to FGL				$1,569	7(G)

7. Adjustments to Pro Forma Balance Sheet

Explanations of the adjustments to the pro forma balance sheet are as follows:

(A)	To reflect the cash inflow from the debt issuance to fund part of the cash consideration paid to effect the merger.

(B)	To reflect the debt issuance obligation incurred to fund the portion of cash consideration paid to effect the merger.

(C)	To remove the carrying values of FGL’s common stock from FNF’s investments.

(D)	To remove the carrying values of FGL’s preferred stock from FNF’s investments.

(E)	To reflect the fair value of FGL's mortgage loans and policy loans.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(F)	To reflect the cash consideration paid by FNF to FGL shareholders to effect the merger and to reflect the one-time transaction-related costs to be incurred prior to, or concurrent with, the closing of the merger including bank fees, legal fees and other consulting fees. See also Note 7(Q) for the impact to earnings.

(G)	To reflect the excess of the preliminary consideration, including the fair value of FGL common and preferred shares owned by FNF prior to the merger, over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill is not expected to be deductible for income tax purposes.

(H)	To reflect the preliminary fair value and resulting adjustment to intangible assets (excluding VOBA and goodwill). The preliminary amounts assigned to intangible assets and estimated weighted average useful lives are as displayed below.

	Preliminary Fair Value ($ in millions)	Estimated Weighted Average Useful Life (in years)
VODA	$185	15
Trade name	35	10
State insurance licenses	8	Indefinite
Internally developed software	21	3
Total fair value of FGL's intangible assets (excluding VOBA and goodwill)	$249
Less: FGL's historical other intangible assets	25
Pro forma adjustment	$224

(I)	To reflect the preliminary fair value of the VOBA totaling $3,250 million which represents the present value of the expected underwriting profit within policies that were in-force at March 31, 2020. FGL's historical VOBA of $873 million, and Deferred Acquisition Costs (“DAC”) and Deferred Sales Inducements (“DSI”) of $1,156 million (totaling $2,029 million) are eliminated as the value of policies in-force on that date are considered within the fair value of the VOBA, resulting in a net adjustment of $1,221 million.

(J)	The preliminary pro forma adjustments to intangible assets assume that all such assets are domestic and are tax affected at a federal rate. The related deferred tax asset adjustment may be subject to change if the intangible assets are located in a foreign jurisdiction.

(K)	To reflect the tax benefit resulting from transaction expenses and to reclass the FGL's income tax receivable to a net income tax payable for the unaudited pro forma combined balance sheet.

(L)	To reclass the FGL deferred tax asset to a net deferred tax liability for the for the unaudited pro forma combined balance sheet and to reflect the preliminary estimate of the deferred tax impact of the fair value adjustments included herein.

(M)	To reflect the fair value of FGL’s life reserves (comprised of contractholder funds, future policy benefits and liability for policy and claims).

(N)	To eliminate historical FGL liabilities including deferred reinsurance revenue of $30 million, unearned revenue of $87 million and an embedded derivative relating to the reimbursement feature of the preferred shares, settled as part of this merger, of $37 million.

(O)	To remove FGL’s accrued PIK dividend payable due to FNF.

(P)	To record FGL’s long-term debt at fair value as of March 31, 2020. These adjustments are net of the elimination of the historical unamortized deferred financing costs.

(Q)	The following table summarized the pro forma adjustments impacting equity:

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(Q) The following table summarized the pro forma adjustments impacting equity:

($ in millions)
	Adjustments to Historical Equity	Remeasurement Loss	New Equity Structure	Other Items	Pro Forma Adjustments
Additional paid-in capital	$(2,041)	$-	$873	$-	$(1,168)
Retained earnings	72	60	-	(43)	89
Accumulated other comprehensive earnings (loss)	1,428	-	-	-	1,428
Treasury stock	69	-	(217)	-	(148)
Total equity	$(472)	$60	$656	$(43)	$201

Adjustments to Historical Equity: Represents the elimination of FGL's historical equity.

Remeasurement Loss: Represents FNF’s loss on remeasurement from previously held equity interests in FGL calculated as the difference between the fair value based on the intraday share price as of June 1, 2020 and the fair value at March 31, 2020.

New Equity Structure: Represents the preliminary stock consideration, other than for existing FGL shares owned by FNF and any of its subsidiaries prior to the merger, of $656 million based on the price on June 1, 2020.

Other Items: Represents the impact of the nonrecurring transaction costs to retained earnings, which is discussed within Note 7(F).

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

8. Adjustments to Pro Forma Statement of Operations

Explanations of the adjustments to the pro forma statement of operations are as follows:

(A)	To record the estimated interest expense on the new debt raised to fund part of the consideration paid to effect the merger, as well as amortization of deferred financing costs.

(B)	To reflect the income tax effect of the unaudited pro forma adjustments related to the merger based on FGL's federal statutory income tax rate of 21%. Post-merger, the FGL group will continue to file separate returns in the same manner as they have historically. Due to FGL’s business as a life insurance company, they will generally pay premium taxes in lieu of state income taxes. Therefore, state income taxes were not taken into consideration for purposes of the blended statutory income tax rate. The effective tax rate of the combined company may differ depending on any unitary filing obligations that arise as a result of the merger, which are not yet determined.

(C)	To remove advisory fees FGL paid FNF.

(D)	To remove the amortization of the deferred reinsurance gain which has been removed as part of the fair value adjustments.

(E)	To remove dividend income that FNF recognized related to the common and preferred shares owned in FGL.

(F)	To reflect the prospective reclassification from accumulated other comprehensive earnings of the unrealized losses on available-for-sale securities to a discount which will be accreted into income based on the expected life of the investment securities.

(G)	To remove the unrealized gains that FNF recognized related to the common and preferred shares owned in FGL.

(H)	To reflect the incremental difference in stock-based compensation for converted equity and phantom equity awards.

(I)	To remove the gain from the change in the preferred remarketing embedded derivative.

(J)	To remove the transaction expenses that FGL recognized.

(K)	To eliminate FGL’s historical intangible amortization relating to DAC, DSI and VOBA following the write-off of the historical DAC, DSI and VOBA assets, and to reflect the amortization of the fair value of the VOBA, VODA, and the FGL Trade Name. The expected amortization relating to the preliminary fair value of the acquired finite lived intangible assets for the five years following the merger is reflected in the table below:

	Estimated Weighted Average Useful Life	Year following the acquisition ($ in millions)
	(in years)	Year 1	Year 2	Year 3	Year 4	Year 5
VOBA	30	$203	$267	$254	$192	$181
VODA	15	23	22	20	19	17
FGL Trade Name	10	4	4	4	4	4
Internally Developed Software	3	6	6	6	2	-
Total expected amortization		$236	$299	$284	$216	$202
Less: FGL’s historical 2019 amortization expense		126
2019 Pro forma adjustment		110

(L)	To reflect the amortization of the fair value adjustment to FGL's long-term debt.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

9. FNF Earnings Per Share Information

The following table shows our calculation of pro forma condensed combined basic and diluted earnings per share for the quarter ended March 31, 2020 and the year ended December 31, 2019, respectively:

($ in millions, except per share amounts)
	Quarter Ended	Year Ended
	March 31, 2020	December 31, 2019
Net earnings attributable to FNF common shareholders	$(379)	$1,622

Basic weighted average FNF shares outstanding	274	273
FGL shares converted to FNF shares[1]	21	21
Pro forma basic weighted average shares outstanding	$295	$294
Dilutive effect of securities:
Weighted common shares assumed upon exercise of FNF options and vesting of FNF restricted stock units	-	4
FNF shares issued for FGL equity-based awards	2	3
Pro forma diluted weighted average shares outstanding	$297	$301

Pro forma basic earnings per share	$(1.28)	$5.52
Pro forma diluted earnings per share	$(1.27)	$5.39

(1)	Represents the estimated number of shares of FNF common stock to be issued to FGL stockholders, based on the number of shares of FGL common stock outstanding and after giving effect to the exchange ratio of 0.2558 as determined in the merger agreement, and the estimated number of shares of FNF common stock to be issued to FGL warrant holders after giving effect to the estimated exchange ratio of 0.1023. The preliminary consideration assumes that the elected cash consideration for the FGL ordinary shares is equal to the maximum cash amount. FGL historical weighted average diluted shares outstanding for the year ended December 31, 2019 was 217. FGL historical weighted average diluted shares outstanding for the quarter ended March 31, 2020 was 213.